SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No.          )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /
Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12

                              THOR INDUSTRIES, INC.
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                (Name of Registrant as Specified in Its Charter)

                              THOR INDUSTRIES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the Appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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(4)  Proposed maximum aggregate value of transaction:

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, schedule or registration statement no.:

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(3)  Filing party:

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(4)  Date filed:

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1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                         THOR INDUSTRIES, Inc.

           419 West Pike Street Jackson Center, Ohio 45334


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               ----------------------------------------
                           December 4, 1995


The 1995 Annual Meeting of Stockholders of Thor Industries, Inc., will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 4, 1995, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

      (1) The election of two directors to serve until the Annual Meeting of Stockholders in 1998;

      (2) Such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on October 20, 1995, will be entitled to vote at the meeting.

The Company does not expect that representatives of Deloitte & Touche LLP, its principal accountant, will be present at the meeting and be available in person to respond to questions. However, such representatives will be available during the meeting by telephone to any stockholder.




  IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
         SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.



                               By Order of the Board of Directors,



                               Walter L. Bennett
                               Secretary

October 28, 1995

                       THOR INDUSTRIES, Inc.

           419 West Pike Street Jackson Center, Ohio 45334








Proxy Statement-------------------------------------------------------
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc.
(the "Company''), for use at the 1995 Annual Meeting of Stockholders to be held on December 4, 1995, and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and accompanying form of proxy have been provided to stockholders as of October 28, 1995.

A proxy in the form accompanying this proxy statement that is properly executed, duly returned to management and not revoked prior to the Meeting will be voted in accordance with instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.

The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at this meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 20, 1995, are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, 8,896,008 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting.

Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the By-laws of the Company and the Delaware General Corporation Law a plurality of the votes duly cast is required for the election of directors. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be a vote duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1, and therefore with respect to such matters abstentions and broker non-votes do not have the effect of votes in opposition.

A copy of Company's Annual Report for the fiscal year ended July 31, 1995, ("fiscal 1995") is being sent to each stockholder of record herewith. The Annual Report is not to be considered a part of this proxy soliciting material.

Proposal #1

Election of Directors-------------------------------------------------
In accordance with the Certificate of Incorporation of the Company as amended in 1987, two Class B directors, Messrs. Orthwein and Tomson, have decided to stand for re-election. Following such election, their term of office will extend through the annual meeting in 1998.

The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that a nominee becomes unavailable for election (a situation management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by the management.

The nominees are now directors of the Company and have served continuously since their first election to the Board.

                                                            First Became Director
Nominee              Age   Principal Occupation                of the Company
---------------------------------------------------------------------------------
Peter B. Orthwein    50    Vice Chairman and Treasurer of the Company       1980
---------------------------------------------------------------------------------
William C. Tomson    59    Executive Vice President, FISI-Madison Financial 1988
---------------------------------------------------------------------------------


Business Experience of Directors and Executive Officers--------------- Wade F. B. Thompson, age 55, has been the President and Chief
Executive Officer and a Director of the Company since its founding. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company.

Peter B. Orthwein, age 50, has served as Chairman of the Board, Treasurer and a Director of the Company since its founding. He currently serves as Vice Chairman, Treasurer and Director of the Company.

Alan Siegel, age 60, who became a Director in September, 1983, is an attorney and has been practicing law for more than five years. Mr. Siegel is a Director of The Wet Seal, Inc., and Ermenegildo Zegna Corporation.

William C. Tomson, age 59, who became a Director in June, 1988, is Executive Vice President of FISI-Madison Financial Corporation. He is also President of Marketing Outlooks, Inc., with which he has been associated since its founding in 1973 as a founder, senior officer and director.

Walter L. Bennett, age 49, has been with Airstream since July, 1977. He became Vice President-Finance of Airstream, Inc., in September, 1980; Vice President-Finance of the Company in September, 1983; and Chief Administrative Officer of the Company in November, 1985, and Senior Vice President of the Company in February, 1989.

Clare G. Wentworth, age 56, has been with the Company since April, 1991, as its Vice President, Purchasing. He became Senior Vice President of the Company in March, 1993. Prior to joining the Company, he served as President and Vice President-Motor Home and Bus Division of Champion Motor Coach, Inc., a subsidiary of Champion Enterprises, Inc., and its predecessors for 3 1/2 and 4 years, respectively.

Board of Directors, Committees and Attendance at Meetings----------- Three classes of directors of the Company were elected at the Annual Meeting in 1987 and will hold office until the annual meeting of stockholders in the year in which the class term expires and until their successors have been duly elected and qualified. The Company's by-laws provide that the Board of Directors may increase the number of directors up to a maximum of 15.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company's performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings. The entire Board met or took action by unanimous consent 4 times during fiscal 1995.

The Stock Option Committee of the Board is composed of Messrs.
Orthwein, Siegel and Thompson; Messrs. Orthwein and Siegel constitute the Audit Committee. The Stock Option Committee and the Audit
Committee did not meet during fiscal 1995. The Company does not have a standing nominating committee.

The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial service for the Company may be granted options, and determine the rights and limitations attendant to options granted under the Company's 1988 Stock Option Plan. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company's internal controls and related matters.

Directors who are not employees of the Company are paid $2,000 per directors' meeting attended, plus expenses. No separate compensation is paid for attendance at committee meetings.

Ownership of Common Stock---------------------------------------------
The following table sets forth certain information regarding the Common Stock owned as of October 20, 1995, by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group.





                                        Beneficial Ownership (1)
Name and Address of Beneficial Owner       Number of Shares         Percent
---------------------------------------------------------------------------
Wade F. B. Thompson .........................3,273,512 (2) ...........36.8%
419 West Pike Street
Jackson Center, Ohio  45334

Peter B. Orthwein ...........................480,550 (3) (4) (5)...... 5.4%
419 West Pike Street
Jackson Center, Ohio  45334

First Pacific Advisors .......................768,500 (6) .............8.6%
11400 West Olympia Blvd.
Los Angeles, CA 90064

Capital Growth Management ....................442,800 (6) .............5.0%
One International Plaza
Boston, MA 02110

All directors and executive officers
as a group (seven persons)....................4,039,343 (7) ...........45.4%

  (1)Except as otherwise indicated, the persons in the table have sole voting investment power with respect to all shares of Common Stock shown as beneficially owned by them.

  (2)Does not include 148,750 shares owned of record by a trust for the benefit of Mr. Thompson's children, of which Alan Siegel is sole trustee.

  (3)Does not include 112,500 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Alan Siegel is co-trustee and as to which he does not have sole voting power.

  (4)Includes 4,700 shares owned by Mr. Orthwein's wife, 20,000 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Orthwein is a trustee and 12,800 shares of record owned by Mr. Orthwein's children for which either Mr. or Mrs. Orthwein act as custodian.

  (5)Does not include 3,200 shares owned of record by Mr. Orthwein's daughter, as to which Mr. Orthwein disclaims beneficial ownership.

  (6)Based on Disclosure Database 10-06-95.

  (7)Includes 148,750 shares and 112,500 shares as noted in footnotes 2 and 3 above.

Executive Officers' Remuneration--------------------------------------
Information is furnished below concerning the compensation of the Chief Executive Officer and the four highest paid executive officers of the Company who earned more than $100,000 in salary and bonuses for the last three fiscal years.


                      Summary Compensation Table



                                     Annual                             Long-term          All Other
                                     Compensation                       Compensation       Compensation
                                                                                            (2) (3)


                                                                         Securities
                                                                         Underlying
Name and Principal Position      Year    Salary          Bonus (1)       Options (#)
--------------------------------------------------------------------------------------------------
Wade F. B. Thompson              1995    $ 200,000       $100,000             -         $ 185,763
Chairman, President,             1994      180,769        200,000             -           186,029
Chief Executive Officer          1993       75,000              -             -           186,000
--------------------------------------------------------------------------------------------------
Peter B. Orthwein                1995       70,000         50,000             -            41,730
Vice Chairman, Treasurer         1994       66,923        100,000             -            41,800
                                 1993       50,000              -             -            42,000
--------------------------------------------------------------------------------------------------
C. David Hoefer (4)              1995      250,000      1,910,277             -            70,500
Group President                  1994      250,000      2,247,285             -            70,500
Dutchmen Manufacturing, Inc.     1993      250,000      2,059,728             -            70,500
and Four Winds International
--------------------------------------------------------------------------------------------------
Walter L. Bennett                1995       75,000        157,000             -               843
Senior Vice President            1994       75,000        167,000             -               951
Chief Administrative Officer     1993       75,000        118,000             -             1,235
--------------------------------------------------------------------------------------------------
Clare G. Wentworth               1995       75,000        157,000             -                 -
Senior Vice President            1994       75,000        167,000             -                 -
                                 1993       75,000        113,000             -                 -
--------------------------------------------------------------------------------------------------

  (1)Messrs. Bennett's, Wentworth's, Thompson's and Orthwein's bonuses are based on the Company's net income before taxes. Mr Hoefer's bonus was a contractual performance bonus pursuant to an agreement based on a percentage of pre-tax profit of Dutchmen and Four Winds.

  (2)The Company and Messrs. Thompson and Orthwein entered into a split-dollar life insurance arrangement effective March 18, 1993, under which the Company assists Messrs. Thompson and Orthwein in purchasing whole life insurance on their lives and that of their wives. Under the arrangement Messrs. Thompson and Orthwein pay a portion of the premiums based upon certain Internal Revenue standards and the Company advances the balance of the premiums. The Company is entitled to repayment of the amounts it advances, without interest, upon the occurrence of certain events, including the buildup of the policy's cash surrender value or upon the payment of the death benefit under the policy.

  (3)Mr. Bennett earns interest in a frozen account of the Airstream, Inc., Profit Sharing Plan. As of July 31, 1995, approximately $19,047 was fully vested in Mr. Bennett's account.

  (4)On September 27, 1995, the Company and Mr. Hoefer entered into a separation agreement under which Mr. Hoefer was paid $2,000,000 in full settlement of his base salary, incentive bonus and deferred compensation contracts with Dutchmen and Four Winds. These contracts had terms expiring July 31, 1996, and July 31, 1997, respectively. Mr. Hoefer will still be subject to certain non-competition, non-disclosure and non-solicitation covenants which survive the termination of the employment contracts.

Options Held and Year End Values--------------------------------------
The following table contains information on stock options held by the Company's Executive Officers noted above. No grants were made during Fiscal 1995.

                                                           Number of
                                                            Options                      Value of Unexercised
                         Shares Acquired      Value        @ 7-31-95                     In-The-Money Options
Name                     on Exercise (#)     Realized ($)  Exercisable/ Unexercisable        @ 7-31-95 ($)
--------------------------------------------------------------------------------------------------------------
Wade F. B. Thompson        -0-                 N/A            -0-                              N/A
--------------------------------------------------------------------------------------------------------------
Peter B. Orthwein          -0-                 N/A            -0-                              N/A
--------------------------------------------------------------------------------------------------------------
C. David Hoefer            -0-                 N/A           30,000/-0-                      $16,350
--------------------------------------------------------------------------------------------------------------
Walter L. Bennett          -0-                 N/A            -0-                              N/A
--------------------------------------------------------------------------------------------------------------
Clare G. Wentworth         -0-                 N/A            -0-                              N/A
--------------------------------------------------------------------------------------------------------------



Performance Graph

The performance graph set forth below compares the cumulative total stockholder returns on Thor's Common Stock (assumes $100 invested on July 31, 1990, and that all dividends are reinvested) against the cumulative total returns of the Standard and Poor Corporation's S&P 500 Composites Stock Price Index (S&P 500) and a ``Peer Group'' of companies selected by Thor whose primary business is recreation vehicles for the five year period ended July 31, 1995. The peer group consists of the following companies: Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Kit Manufacturing Company, and Winnebago Industries Inc.

                         1990       1991        1992       1993        1994        1995
                         -----------------------------------------------------------------
        THOR             $100.00    $125.00     $240.00    $299.00     $378.00     $326.00
                         -----------------------------------------------------------------
        S & P INDEX      $100.00    $113.00     $127.00    $138.00     $146.00     $183.00
                         -----------------------------------------------------------------
        PEER GROUP       $100.00    $125.00     $124.00    $177.00     $212.00     $196.00
                         -----------------------------------------------------------------

Committee Report on Executive Compensation--------------------------- The Company does not have a Compensation Committee. The Board of Directors of the Company has decided that compensation of management personnel should be based upon profitability. Thus, management is provided with incentive based compensation consisting generally of 12% to 20% of their division's pre tax profits in excess of targets established by the Company's Chief Executive Officer or by the terms of certain employment agreements. The Board of Directors has established relatively low fixed salaries for Messrs. Thompson and Orthwein, since, as large shareholders, they believe that their interests are best served by enhanced value of the Company's stock rather than high salaries.

In certain cases, such as Mr. Hoefer's, and other management personnel, the incentive compensation was set by negotiation of an acquisition contract.

The Company does not have a compensation committee; rather, the Board of Directors of the Company makes the determinations concerning executive officer compensation. Messrs. Thompson and Orthwein, each a named executive officer of the Company, participated in the deliberations concerning executive officer compensation.


Certain Relations and Transactions with Management------------------- Messrs. Thompson and Orthwein own Hi-Lo Trailer Co. and the controlling interest in TowLite, Inc., which produce and sell telescoping travel trailers. Management believes that such trailers are a distinct product line within the recreation vehicle industry and do not compete directly with any products manufactured or sold by the Company.

Messrs. Thompson and Orthwein own all the stock of Cash Flow
Management, Inc.  The Company pays Cash Flow a management fee of
$96,000 per annum, which is used to defray expenses, including rent of an office used by Messrs. Thompson and Orthwein.

STOCKHOLDER PROPOSALS-----------------------------------------------
Proposals by shareholders that are intended to be presented at the 1996 Annual Meeting must be received by the Corporation on or before July 1, 1996.

OTHER MATTERS------------------------------------------------------
Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.



                                 By Order of the Board of Directors,




                                 WALTER L. BENNETT
                                 Secretary



FORM 10-K-------------------------------------------------------------
The Company's Form 10-K annual report for fiscal 1995 can be inspected at the principal office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such report can be obtained from the Commission at prescribed rates. The Company will furnish shareholders with a copy of its Form 10-K annual report upon written request to the Secretary, Thor Industries, Inc., 419 West Pike Street, Jackson Center, Ohio 45334.

APPENDIX A: PROXY CARD

PROXY                                                                    PROXY
                        THOR INDUSTRIES, INC.

             Annual Meeting of Stockholders, December 4, 1995

        The undersigned shareholder of Thor Industries, Inc. hereby appoints WADE F.B. THOMPSON and PETER ORTHWEIN, or each of them, with the power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 4, 1995 and any adjournments thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.

        Please Mark, Sign, Date and Mail the Proxy Card
             Promptly Using the Enclosed Envelope.

       (Continued and to be signed on the reverse side)
----------------------------------------------------------------------------
                        THOR INDUSTRIES, INC.
         Please Mark Vote in the Oval the following manner Using
                              Dark Ink Only.  ()

THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS AND SHALL
        BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE,
                THIS PROXY WILL BE VOTED FOR PROPOSAL # 1.

1.  Election of directors (Class B, term expires 1998):
    Nominees: Peter B. Orthwein and William C. Tomson
FOR         WITHHOLD        FOR ALL  (Except nominee(s) written below)
()            ()              ()
                                     ------------------------------

2. In their discretion, upon the transactions of such other business as may come before the meeting.


    Date                                 1995
        ---------------------------------
    Signature(s)                            (L.S.)
                ----------------------------
                                            (L.S.)
                ----------------------------
(Shareholder(s) should sign here exactly as name appears hereon)





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